UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2013 (April 10, 2013)
Date of report (Date of earliest event reported)

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Tennessee	001-31901	63-0169720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 10, 2013, Protective Life Insurance Company (“Protective Life”), a wholly owned subsidiary of Protective Life Corporation (“Protective”), entered into a Master Agreement (the “Master Agreement”) with AXA Financial, Inc. (“AXA Financial”) and AXA Equitable Financial Services, LLC (“AXA Equitable” and together with AXA Financial, “AXA”).  Pursuant to the Master Agreement, Protective Life has agreed to acquire the stock of MONY Life Insurance Company (“MONY”) from AXA and to enter into a reinsurance agreement (the “Reinsurance Agreement”) pursuant to which it will reinsure on a 100% indemnity reinsurance basis certain business (the “MLOA Business”) of MONY Life Insurance Company of America (“MLOA”).  The aggregate purchase price for MONY is expected to be approximately $693 million, subject to a monthly reduction of $2.5 million for each month that elapses between July 1, 2013 and the closing date of the acquisition.  The purchase price includes approximately $303 million of adjusted statutory capital and surplus and approximately $60 million of deferred tax assets, and will be subject to a customary post-closing adjustment.  The ceding commission for the reinsurance of the MLOA Business is expected to be approximately $373 million, subject to a monthly reduction of $1 million for each month that elapses between July 1, 2013 and the closing date of the acquisition, and will be subject to a customary post-closing adjustment.  The entry into the Reinsurance Agreement will occur at, and is conditioned on the concurrent consummation of, the closing of the acquisition of the shares of MONY.

The transaction, which is expected to close in the second half of 2013, is subject to receipt of insurance regulatory approvals and satisfaction of other customary closing conditions.  Prior to the closing, AXA will cause MONY to transfer its subsidiaries, MLOA, U.S. Financial Life Insurance Company, MONY International Holdings, LLC and MONY Financial Services, Inc., none of which are being sold to Protective Life as part of the acquisition, to another subsidiary of AXA, and to effect certain other pre-closing restructuring transactions.

The Master Agreement contains customary representations and warranties as well as covenants by each of the parties.  The representations and warranties in the Master Agreement are the product of negotiation among the parties to the Master Agreement and are for the sole benefit of such parties.  Any inaccuracies in such representations and warranties are subject to waiver by such parties in accordance with the Master Agreement without notice or liability to any other person.  In some instances, the representations and warranties in the Master Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Master Agreement.  Consequently, persons other than the parties to the Master Agreement may not rely upon the representations and warranties in the Master Agreement as characterizations of actual facts or circumstances as of the date of the Master Agreement or as of any other date.  Each of Protective Life and AXA has agreed to indemnify the other for breaches or inaccuracies of its representations, warranties, and covenants as well as for certain other specified matters.

At the closing of the transaction, Protective Life will enter into an administrative services agreement with MLOA, which will govern the ongoing administration of the MLOA Business by Protective Life, and a transition services agreement with AXA, pursuant to which AXA and its affiliates will make available to Protective Life and its affiliates, for a limited period of time, certain services required for the operation of the business following the closing.

The above description of the Master Agreement and the agreed forms of the related agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Agreement and such forms of related agreements, copies of which will be filed as an exhibit to Protective Life’s quarterly report on Form 10-Q for the quarter ended June 30, 2013.

Item 8.01. Other Events.

On April 10, 2013, Protective issued a press release titled “Protective to Acquire MONY and Reinsure Certain Policies of MLOA for $1.06 Billion”.  A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is herein incorporated by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” that may express expectations of future events and results regarding the proposed transactions, including but not limited to statements regarding the expected benefits and costs of the proposed transactions, the ability to complete the proposed transactions, and the expected timing of the completion of the proposed transactions.  All statements that express expectations for and results of future events rather than historical facts are forward-looking statements that may involve certain risks and uncertainties.  Protective Life cannot give assurance that such statements will prove to be correct.  The factors that could affect the future events include, but are not limited to, general economic conditions and the following known trends and uncertainties: Protective Life may not be able to complete the transactions due to, among other things, the inability of the parties to satisfy the various closing conditions, including the receipt of required regulatory approvals; completion of the transactions may be more costly or may take longer than expected; the financing structure of the transactions may be different than currently contemplated; the actual financial results of the transactions could differ materially from Protective’s expectations and may be impacted by items not taken into account in its forecasts and/or its earnings per share calculations; and Protective Life’s expectations regarding its ability to successfully integrate and transition the acquired operations and satisfy its legal and compliance obligations in relation to the transactions may prove to be incorrect.  In addition, please refer to Part I, Item 1A, Risk Factors and Cautionary Factors that may Affect Future Results of Protective Life’s most recent Form 10-K; Part II, Item 1A, Risk Factors and Cautionary Factors that may Affect Future Results, of Protective Life’s subsequent quarterly reports on Form 10-Q; and Protective Life’s reports filed on Form 8-K for more information about risk factors.  Protective Life assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits:

99.1— Press Release issued by Protective Life Corporation, dated April 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/ Steven G. Walker
Name:	Steven G. Walker
Title:	Senior Vice President, Controller and Chief Accounting Officer

Date: April 10, 2013